AUTHORIZED PARTICIPANT AGREEMENT
FOR
ELKHORN ETF TRUST

This Authorized Participant Agreement (this “Agreement”) is entered into by and between ALPS Distributors, Inc. (the “Distributor”) and ________________________________ (the “Authorized Participant” or the “AP”) and is subject to acceptance by The Bank of New York Mellon (the “BNYM ETF Administrator” or the “Transfer Agent”).  The Transfer Agent serves as the transfer agent for the Elkhorn ETF Trust (the “Trust”) and is a Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”).  The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein.  The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, par value $.01 per share (sometimes referred to as “Shares”), of each of the separate investment portfolios of the Trust (each such portfolio a “Fund” and collectively, the “Funds”) named on Annex I to this Agreement, as it may be amended from time to time.

As specified in the Trust’s prospectus and statement of additional information (“SAI”) incorporated therein (collectively, the “Prospectus”) included as part of the Trust’s registration statement, as amended, on Form N-1A (No. 333-XXXXX; No. 811-22926) (“Registration Statement”), the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit.”  All references to “cash” shall refer to U.S. Dollars (“USD”).  The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus.  Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Distributor. The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of equity and/or fixed-income securities, as the case may be (the “Deposit Securities”) and/or an amount of cash computed as described in the Prospectus (the “Cash Component”), plus a purchase “Transaction Fee” as described in the Prospectus, delivered to the Trust by the Authorized Participant for its own account or acting on behalf of another party. Together, the Deposit Securities and the Cash Component constitute the “Fund Deposit.”  References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended from time to time  Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”) (the “DTC Process”).  The procedures for processing an order to purchase Shares (each a “Purchase Order”) and an order to redeem Shares (each a “Redemption Order”) are described in Annex II to this Agreement.  All Purchase and Redemption Orders must be made pursuant to the procedures set forth in Annex II hereto, as it may be amended by the Trust from time to time as set forth in Section 17 herein.  An Authorized Participant may not cancel a Purchase Order or a

Redemption Order after an order is placed by the Authorized Participant in accordance with Annex II hereto.

Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Creation Units of Shares or to sell, offer or promote the Shares.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.STATUS OF AUTHORIZED PARTICIPANT AND DISTRIBUTOR.

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an authorized participant in the CNS System of NSCC (as defined in each Fund’s Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund’s Prospectus, a “DTC Participant”). Any change in the foregoing status of the Authorized Participant shall automatically terminate this Agreement, and the Authorized Participant shall give prompt written notice to the Distributor or the Transfer Agent of such change.  The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, including Annex II hereto (“Execution of Orders”).

(b) The Authorized Participant and the Distributor each represent and warrant that it (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“the “1934 Act”); (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business with respect to this Agreement; and (iii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant and the Distributor each agrees to comply in all material respects with all applicable U.S. federal securities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and to comply in all material respects with the Constitution, By-Laws and Conduct Rules of the FINRA, to the extent such law, rules and regulations relate to each party’s obligations under this Agreement.  Each of the Participant and the Distributor further represent and warrant that it will not offer or sell or promote Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold. In the case of a non-U.S. Authorized Participant, such Authorized Participant must meet the criteria set forth in 1(b)(i) through (iii) above in order to be authorized to enter into this Agreement.

(c) If the Authorized Participant is offering or selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made; (ii) to comply with applicable disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder; and (iii) to conduct its business in accordance with the spirit of NASD

Conduct Rules (or of comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently repealed, rescinded or otherwise replaced by FINRA Conduct Rules).

(d) The Authorized Participant represents, covenants and warrants that it has implemented, and agrees to maintain an anti-money laundering program(the “AML Program”) reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001 (the “USA PATRIOT Act”), each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where the Authorized Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency. The Authorized Participant further represents and warrants that its AML Program includes, at a minimum, written policies, procedures and internal controls reasonably designed to (i) prevent, detect and report money laundering, and (ii) identify and verify through appropriate due diligence each of its clients that purchases Creation Units or Shares. The Authorized Participant further represents and warrants that its AML Program includes written policies, a designated compliance officer, ongoing training for employees, procedures for detecting and reporting suspicious transactions, and an independent audit to test the implementation of the program.

(e) The Authorized Participant represents, covenants and warrants that it and/or its affiliates, or any party hired by it will not offer or distribute any Creation Units or any Shares to a client, including any government, entity or individual, where such an offer or distribution would be prohibited under the laws, rules, regulations, edicts, orders or resolutions of the United Nations,  the European Union, the United Kingdom, the United States, or any other jurisdiction in which it is located, including but not limited to an offer or distribution of Creation Units or Shares to any government, entity or individual within Iran, Cuba, Sudan,  North Korea, Syria, the Crimea region of Ukraine, or any other jurisdiction that becomes subject to a comprehensive trade embargo by the United Nations, EU, UK, or the United States, or to any person or entity listed on the Specially Designated Nationals and Blocked Persons List or the Foreign Sanctions Evaders List administered by the United States Department of the Treasury, as such programs and lists may be amended from time to time, or other blacklist administered by an agency of an applicable jurisdiction including an agency of the United States, the United Kingdom, or the United Nations.

(f)  The Authorized Participant represents, covenants and warrants that it has implemented and shall maintain policies, procedures and internal controls reasonably designed to prevent and detect violations by those acting on its behalf of any applicable anti-corruption laws or regulations including self-regulatory organization regulations; giving money or anything of value to obtain or retain business or favorable treatment; and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person, including but not limited to domestic or foreign government officials or employees, customers and commercial counterparties.

(g)  The Authorized Participant represents, covenants and warrants that neither it nor anyone acting on its behalf will, in connection with this agreement, make or authorize, directly or indirectly: (i) any improper payment or promise to pay, or (ii) any gift or promise to give any money or anything of value to any governmental official, customer, or commercial counterparty for the purpose of improperly influencing any official act or decision of such official, customer, or commercial counterparty or inducing him or her use his or her influence improperly.

(h)  The Authorized Participant represents and warrants that it has not received notice of, and is not otherwise aware of, any claim, action, suit, proceedings, or investigation involving it with respect to laws or regulations regarding anti-money laundering, sanctions, or anti-corruption.

(i) The Authorized Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, depending upon the facts and circumstances, at any point a “distribution,” as such term is used in the 1933 Act, may be deemed to have occurred at any point. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, may result in its being deemed a participant in a distribution in a manner which could subject it to the prospectus delivery and related provisions of the 1933 Act that normally would be applicable to a statutory underwriter. The Authorized Participant should review the “Continuous Offering” section of the SAI and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, may be required to deliver a prospectus.

(j) The Authorized Participant has the capability to send and receive authenticated communications to and from (i) the Distributor, (ii) the Custodian (as defined below in Section 5 hereof), (iii) the Subcustodian (as defined below in Section 5 hereof) in the case of International Funds (see Section 7(b) below), and (iv) the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Distributor, the Custodian and the Subcustodian prior to placing its first order with the BNYM ETF Administrator (whether it is a Purchase Order or a Redemption Order).

2.   EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and, where applicable, the procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the BNYM ETF Administrator or the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the BNYM ETF Administrator and the Distributor in connection with the purchase and redemption of Creation Units, provided that the Transfer Agent and the Distributor, as applicable, shall promptly provide copies of recordings of any such calls to the Authorized Participant upon the request of the Authorized Participant, unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. The parties agree that either party may use such recordings in connection with any dispute or proceeding relating to this Agreement.  The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, upon reasonable notice thereof, including but not limited to the Cash Collateral Settlement Procedures that are referenced in Annex II hereto.

(b) The Distributor and the Transfer Agent on behalf of the Trust each agrees to undertake commercially reasonable efforts to accommodate requests by the Authorized Participant to cancel any Purchase Order or Redemption Order.  Nonetheless, the Authorized Participant acknowledges and agrees that delivery of a Purchase Order or Redemption Order shall be irrevocable upon the Authorized Participant’s submission of such Order in accordance with Annex II hereto; provided that the Trust and the Distributor on behalf of the Trust reserves the right to reject any Purchase Order in accordance with the terms of the Prospectus and related documents until the trade is released as described in Annex II hereto and any Redemption Order that is not in “proper form” as defined in the Prospectus.

(c) With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees to return to the Trust any dividend, interest, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees that, alternatively, the Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant by an amount equal to any dividend, interest, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Transfer Agent, on behalf of the Trust, acknowledges and agrees to return to the Authorized Participant any dividend, interest, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should, based on the valuation of such Deposit Security at the time of transfer, have been paid to the Authorized Participant.  Likewise, with respect to any Purchase Order, the Authorized Participant acknowledges and agrees to return to the Trust any dividend, interest, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Trust.  With respect to any Purchase Order, the Transfer Agent, on behalf of the Trust, also acknowledges and agrees that the Authorized Participant is entitled to reduce the amount of money or other proceeds due to the Trust by an amount equal to any dividend, interest, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Authorized Participant.

3.   NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant to the BNYM ETF Administrator.  The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4.  PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then-current Prospectus or summary prospectus, if applicable and any printed supplemental information in reasonable quantities upon request.  The Distributor represents, warrants and agrees that it will promptly notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus or summary prospectus at such time and in such numbers as the Authorized Participant may reasonably request so as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus and/or summary prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended Prospectus or summary prospectus by e-mail at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter. The Authorized Participant represents, warrants and agrees that it shall deliver the then-current Prospectus or summary prospectus to its customers in connection with the purchase of Shares in accordance with 1933 Act prospectus delivery requirements. The Authorized Participant agrees, at the request of the Distributor, to deliver proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers.

(b) The Distributor represents and warrants that (i) the Registration Statement and the Prospectus contained therein each conforms in all material respects to the requirements of the
 1933 Act, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares, which has occurred and is in effect for the Shares and the Trust; (iv) the Registration Statement has been declared effective by the SEC under the 1933 Act and the Investment Company Act of 1940, as amended (the “1940 Act”), and the SEC has not issued any stop order or other order or notice preventing or suspending the use of the Registration Statement or the Prospectus, and no proceedings for such purpose have been instituted, are pending or, to the best of their knowledge, are being contemplated or threatened by the SEC; (v) the Shares, when issued and delivered against payment of consideration, as provided in this Agreement, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (vi) prior to the launch of each Fund, such Fund’s Shares have been approved for listing on a U.S. national securities exchange; (vii) all marketing and promotional materials prepared by the Trust, the Distributor, the Funds’ adviser or any of their agents on their behalf, or to be prepared by any of them in the future and provided to the Authorized Participant in connection with the offer and sale of Shares, comply with applicable law, including without limitation, as applicable, the provisions of the 1933 Act, FINRA’s marketing rules, and the rules and regulations of the SEC.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those that are consistent with the Trust’s then-current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. Subject to Section 4(d) below, the Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor.  The Authorized Participant understands that neither the Trust nor any of its Funds will be advertised or marketed as an open-end investment company (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not individually redeemable shares of the Trust.  In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in whole Creation Units only.

(d) Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Distributor, prepare and circulate, in the regular course of its business, sales commentary and research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such sales commentary and research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Authorized Participant. The Authorized Participant may without the written approval of the Trust or the Distributor prepare and circulate in the regular course of its business or for internal use, research reports (as such term is defined in NYSE Communications Rule 472), institutional communications and correspondence (as such terms are defined in FINRA Rule 2210 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares (the “Authorized Participant Institutional Communications”), provided that such Authorized Participant Institutional Communications comply with applicable FINRA Rules and any successor rules thereto.  Neither the Distributor, the Trust nor the Transfer Agent shall have any liability or responsibility for such research reports and materials.

(e) The Distributor agrees to cooperate with the Authorized Participant in carrying out its reasonable due diligence with respect to this Agreement. For the avoidance of doubt, the Authorized Participant shall bear its own expenses incurred in connection with such due diligence investigation.

(f)  Except as required by court order or requested by any regulatory or self-regulatory authority of competent jurisdiction, the Distributor and the Transfer Agent each agrees that it will not, without prior written consent of the Authorized Participant, use in advertising or publicity the name of the Authorized Participant or any affiliate of the Authorized Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by the Trust or the Distributor has been approved or endorsed by the Authorized Participant or any of its affiliates or that the Authorized Participant acts as underwriter, distributor or selling group member with respect to the Shares.  This provision shall survive termination or expiration of this Agreement.

(g)  The Distributor, on its own behalf and on behalf of the Trust, agrees, for as long as this Agreement is effective, not to identify or name the Authorized Participant in the Registration Statement, the Prospectus or in any Marketing Materials for any Series without the prior written consent of the Authorized Participant, which consent shall not be unreasonably withheld.  If the Authorized Participant agrees to be identified in any of such documents, upon the termination of this Agreement, (i) the Distributor shall remove any reference to the Authorized Participant from such documents and (ii) the Distributor shall promptly update the Trust’s and the Distributors’ respective websites to remove any identification of the Authorized Participant as an authorized participant of the Trust.

5.   SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Trust has caused The Bank of New York Mellon acting in its capacity as the Trust’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities (see Annex IV) and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6.   TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant Subcustodian in accordance with the terms of the Prospectus, (i) the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (a) any agreement or arrangement entered into by the Authorized Participant in connection with a Purchase Order (including, but not limited to, any repurchase agreement or securities lending or borrowing agreement) or (b) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (ii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act in the hands of the Authorized Participant immediately prior to any such delivery.  The representation provided in this Section 6 excludes restrictions due to the status of the Trust or any Fund as an “affiliate” of such issuer of the Deposit Securities under Rule 144 under the 1933 Act.

The Trust represents that upon delivery of Deposit Securities to the Authorized Participant in connection with a Redemption Order, the Authorized Participant will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims, and that such Deposit Securities will not be “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act. The Authorized Participant represents that it is a qualified institutional buyer as defined in Rule 144A(a) under the 1933 Act.

7.   CASH COMPONENT AND FEES.

(a)           For Funds that Invest in Securities traded on U.S. Exchanges (“Domestic Funds”):  The Authorized Participant hereby agrees that in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit of Shares (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified as described in the Prospectus)) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Trust’s Prospectus (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time.  The Trust reserves the right to revoke acceptance of any Purchase Order in the event payment of the Cash Amount has not been made by such Contractual Settlement Date.

(b)           For Funds that Invest in Securities traded on Non-U.S. Exchanges (“International Funds”):  The Authorized Participant hereby agrees that in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above which shall be made via Fed Funds Wire to an account maintained by the Custodian and shall be provided in same day or immediately available funds at least one business day before the Contractual Settlement Date, unless otherwise agreed to by the parties. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time.  The Trust reserves the right to revoke acceptance of any Purchase Order in the event payment of the Cash Amount has not been made by such Contractual Settlement Date.

8.  ROLE OF AUTHORIZED PARTICIPANT; PROXY.

(a) Each party acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor, the Custodian, the Subcustodian or the Transfer Agent in any matter or in any respect.  The Authorized

Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Custodian, the Subcustodian, the Transfer Agent or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(b) In executing this Agreement, the Authorized Participant agrees that it shall be bound by the applicable obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c)  The Authorized Participant agrees, to the extent required by applicable law, to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon the reasonable written request of the Trust or the Distributor, subject to its applicable customer information protection rules, regulations, internal policies and undertakings to maintain such information in confidence.

9.   AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Trust or the Distributor, the Authorized Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate substantially in the form attached hereto as Annex III to this Agreement, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date (or the termination of this Agreement, if earlier). Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by the Distributor and Transfer Agent.  The Transfer Agent shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent.  The Transfer Agent agrees promptly to cancel the PIN Number assigned to an Authorized Person upon receipt of notice from the Authorized Participant that an Authorized Person’s authority to act for it has been terminated.

10.  REDEMPTION.

The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the U.S. stock exchange where the Shares are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business.

(a) The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it first ascertains (i) that it owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Creation Units of Shares of the relevant Fund to be redeemed and to the entire proceeds of the redemption and (ii) that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust. The Authorized Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares of a Beneficial Owner are held in the account of a single Authorized Participant.

 (b)  In the case of a resident Australian or New Zealand holder, notwithstanding the foregoing, the Authorized Participant understands and agrees that such holder is only entitled to receive cash upon its redemption of Creation Units of Shares. In the Redemption Order the Authorized Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian resident.

11.  BENEFICIAL OWNERSHIP.

(a) The Authorized Participant represents and warrants to the Distributor and the Trust that (based upon the number of outstanding Shares of each such Fund made publicly available by the Trust) either (i) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying the Deposit Securities as a dealer and as inventory in connection with its market making activities.

(b) The Trust, the Distributor and the Transfer Agent shall have the right to reasonably require information from the Authorized Participant regarding Share ownership of each Fund (if the Authorized Participant does not provide the representation in Section 11(a)(ii) above) and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

12.  INDEMNIFICATION.

This Section 12 shall survive the termination of this Agreement.

(a)  The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent and their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, damage and reasonable cost and expense (including reasonable attorneys’ fees) (“Losses”) incurred by such AP Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any representation provided by the Authorized Participant herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement;

(iv) any material failure by the Authorized Participant to comply with applicable laws to the extent relating to its role as an authorized participant hereunder, including applicable rules and regulations of self-regulatory organizations, except the Authorized Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by the Authorized Participant’s reasonable adherence to instructions given or representations made by such AP Indemnified Party; (v) actions of such AP Indemnified Party taken in reasonable reliance upon any instructions issued in accordance with Annex II (including Parts A, B and C thereto) hereto (as each may be amended from time to time) reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions and such revocation was given by the Authorized Participant and received by the Transfer Agent in accordance with the terms of Section 9 hereto, or (vi)(1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party, the Trust or any Fund that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement of a material fact or alleged untrue statement of a material fact contained in any research reports, marketing material or Communications described in Section 4 hereof or any omission of a material fact or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party, the Trust or any Fund, unless, in either case, such statement or omission was made or included by the Distributor in written materials furnished to the Authorized Participant by the Distributor or by the Authorized Participant at the written direction of the Distributor or is based upon any misstatement of a material fact or omission of a material fact or alleged omission by the Trust or the Distributor to state a material fact in connection with such statement or omission necessary to make such statement or omission not misleading. The Authorized Participant and the Distributor understand and agree that the Trust as a third-party beneficiary to this Agreement is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to perform any of its obligations pursuant to this Agreement that benefit the Trust.  The Authorized Participant shall not be liable to the AP Indemnified Party for any damages arising out of (i) mistakes or errors in data provided to the Authorized Participant by an AP Indemnified Party, or (ii) mistakes or errors by, or out of interruptions or delays of communications with the AP Indemnified Parties who are service providers to the Trust.  The Authorized Participant shall not be liable under the indemnity contained in this Section with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent).  However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability that it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(b)  The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant and its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Losses incurred by such Distributor Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any representations provided by the Distributor herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iv) any material failure by the Distributor to comply with applicable laws to the extent relating to its role in connection with the creation, redemption and marketing of the Creation Units, including applicable rules and regulations of self-regulatory organizations, except the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s reasonable adherence to instructions given or representations made by a Distributor Indemnified Party; (v) actions of such Distributor Indemnified Party taken in reasonable reliance upon any instructions issued in accordance with Annex II (including Parts A, B and C thereto) hereto (as each may be amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by the Distributor; (vi)(1) any representation by the Distributor, its employees or its agents or other representatives about the Creation Units, any Distributor Indemnified Party, the Trust or any Fund that is not materially consistent with the Trust’s then-current Prospectus made in connection with the creation and redemption of Creation Units; and (2) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission of a material fact or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (vii) any untrue statement of a material fact or alleged untrue statement of a material fact or omission of a material fact or alleged omission of a material fact made in any marketing material or Communications furnished to the Authorized Participant by the Distributor or the Trust, or any written disclosure provided by the Distributor or the Trust to the Authorized Participant for inclusion in marketing material or Communications prepared by the Authorized Participant and approved for use by the Distributor. The Distributor shall not be liable to any Distributor Indemnified Party for any damages arising out of (i) mistakes or errors in data provided to the Distributor by a Distributor Indemnified Party, (ii) mistakes or errors by, or out of interruptions or delays of communications with a Distributor Indemnified Party, to the extent such errors, mistakes or delays were caused by a breakdown in communications networks outside of the control of the Distributor, including, but not limited to, extreme weather, an Act of God or other similar event outside the control of the Distributor or the Transfer Agent, or (iii) any action of a service provider to the Trust, except to the extent such service provider acted under the direction of the Distributor and the Distributor acted negligently in taking or failing to take an action.  The Distributor shall not be liable under the indemnity agreement contained in this Section with respect to any claim made against any Distributor Indemnified Party unless the Distributor Indemnified Party shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor Indemnified Party (or after the Distributor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability that it may have to any Distributor Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(c) Other than with respect to Section 12(b)(i), (vi) and (vii), this Section 12 shall not apply and a party shall not have an obligation to indemnify the other and its related indemnified persons to the extent that any Losses are directly caused by, incurred as a result of, or in connection with, any negligence, bad faith, or willful misconduct on the part of the party seeking to be indemnified.  The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d) The applicable indemnifying party shall be entitled, at its option, to exercise sole control and authority over the defense and settlement of such action.  The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the indemnified party.

(e)  If any indemnification in this Section 12 is unavailable to a Distributor Indemnified Party or AP Indemnified Party, or is insufficient to hold a Distributor Indemnified Party or AP Indemnified Party harmless in respect of any Losses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such Distributor Indemnified Party or AP Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Distributor or the Trust on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements, omissions or actions that resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to in this Section 12(e) shall be deemed to include any legal or other fees or expenses reasonably directly incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a “Proceeding”) related to such Losses; provided that, for the avoidance of doubt, neither a Distributor Indemnified Party nor an AP Indemnified Party shall be entitled to receive an amount from any indemnifying party pursuant to this Section 12(e) that is greater than the amount such Distributor Indemnified Party or Participant Indemnified Party would have received otherwise under this Section 12 if an indemnity had been available.

13.  LIMITATION OF LIABILITY.

(a) The parties undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against any party.

(b) Other than in connection with a material misstatement or omission of a material fact in the Registration Statement or the Prospectus, arising from information provided by a party hereto, in the absence of bad faith, negligence or willful misconduct on its part, no party to this Agreement, excluding the Authorized Participant, whether acting directly or through agents or attorneys as provided in paragraph (e) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder.

(c) In no event shall a party to this Agreement be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall a party to this Agreement be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(d) No party shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(e) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own negligence, willful misconduct or bad faith.

(f) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.  The Distributor agrees to use its best efforts to notify the Authorized Participant of all transfer taxes, sales or use taxes, stamp taxes, recording taxes, value added taxes or any other similar tax or government charge that the Authorized Participant may incur in the future in connection with the creation or redemption of any Creation Unit of Shares.

14.  INFORMATION ABOUT FUND DEPOSITS.

The Distributor represents and the Authorized Participant acknowledges that the number and names of the designated portfolio of Deposit Securities to be included in the current Fund Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15.  ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

16.  NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by electronic mail or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address, electronic mail address or telephone or facsimile numbers as follows:

The Trust

Elkhorn ETF Trust
207 Reber Street, Suite 201
Wheaton, IL 60187
Attn: Benjamin T. Fulton

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address, electronic mail address, or telephone or facsimile numbers indicated below the signature line of such party.

17.  EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective upon delivery to and execution by the Distributor. A “Business Day” shall mean any day the Listing Exchange is open for regular trading.  This Agreement may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Authorized Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.  This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended only by a written instrument executed by all the parties; provided, however, that (i) if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the exemptive relief and/or adoption of a rule on which the Trust relies to operate as an exchange-traded fund), then the Distributor shall provide the Authorized Participant and the Transfer Agent with prompt notice of such amendment, and the next Creation Unit created by the Authorized Participant shall be deemed to constitute the Authorized Participant’s acceptance of such amendment; and (ii) any Annex to this Agreement may be amended upon written notification to the Authorized Participant and the other party if neither the Authorized Participant nor the other party objects in writing to the amended Annex within five (5) days after its receipt.

18.  GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan and of the U.S. District Courts for the Southern District of New York and the appellate courts therefrom in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19.  SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20.  ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

21.  INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

22.  ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

23.  SEVERANCE.

           If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Trust, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor’s notification of the Trust of such a determination, this

Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

24.  NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25.  SURVIVAL.

Sections 4 (Prospectus, Marketing Materials and Representations), 12 (Indemnification), 13 (Limitation of Liability) and 18 (Governing Law; Consent to Jurisdiction) hereof, as well as this Section 25, shall survive the termination of this Agreement.

26.  OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

27.  COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  A telecopied facsimile of an executed counterpart of this Agreement, or an electronically transmitted PDF copy of an executed counterpart of this Agreement, shall be sufficient to evidence the binding agreement of each party to the terms hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:  ____________, 2015

ALPS DISTRIBUTORS, INC.

__________________________
By:
Title:
Address:     1290 Broadway, Suite 1100
                     Denver CO  80203
Telephone:  303.623.2577
Facsimile:   303.623.7850

[NAME OF AUTHORIZED PARTICIPANT]

___________________________
By:
Title:
Address:

Telephone:
Facsimile:

ACCEPTED BY: THE BANK OF NEW YORK MELLON, AS TRANSFER AGENT

______________________
By:
Title:
Address:

Telephone:
Facsimile:

ANNEX I
TO
AUTHORIZED PARTICIPANT AGREEMENT FOR
ELKHORN ETF TRUST

Fund	Ticker Symbol
Elkhorn S&P 500 Capital Expenditures Portfolio

ANNEX II
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR ELKHORN ETF TRUST

PROCEDURES FOR PROCESSING
PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of Elkhorn ETF Trust (the “Trust”) in Creation Units of each Fund and (2) a Redemption Order for the redemption of Shares of the Trust in Creation Units of each Fund of the Trust. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

In order to place a Purchase Order, an Authorized Participant is required to have signed an Authorized Participant Agreement. Upon acceptance of the Authorized Participant Agreement and execution thereof by the Trust and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant, through its Authorized Person(s), to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of the Trust.

ANNEX II – PART A
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR ELKHORN ETF TRUST

TO PLACE A PURCHASE ORDER FOR
CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
ELKHORN ETF TRUST

1.           PLACING A PURCHASE ORDER.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by the BNYM ETF Administrator in one of the following manners:  (a) through the BNYM ETF Administrator’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (b) by telephone to the BNYM ETF Administrator according to the procedures set forth below. The order so transmitted is hereinafter referred to as the “Purchase Order” and the Business Day on which a Purchase Order is made is hereinafter referred to as the “Order Date.” NOTE THAT COMMUNICATION THROUGH THE ELECTRONIC ORDER ENTRY SYSTEM OR BY TELEPHONE CALL INITIATES THE ORDER PROCESS BUT DOES NOT ALONE COMPLETE A PURCHASE ORDER. A PURCHASE ORDER IS ONLY COMPLETED UPON ISSUANCE OF A CONFIRMATION NUMBER BY THE BNYM ETF ADMINISTRATOR AND TRANSMISSION OF THE WRITTEN PURCHASE ORDER TO THE AP AS DESCRIBED BELOW.

Purchase Orders may be initiated only on days that the Listing Exchange is open for trading.  Purchase Orders may only be made in whole Creation Units of Shares of each Fund of the Trust. A Purchase Order must be initiated by an Authorized Person of the AP before the closing time of the regular trading session on the Listing Exchange, which is ordinarily 4:00 p.m. Eastern Time (the “Order Cutoff Time”). The submission of a Purchase Order by the AP to the BNYM ETF Administrator must include the terms of the Purchase Order, the appropriate ticker symbols when referring to each Fund and the PIN Number of the Authorized Person.

If the AP uses the electronic order entry system to initiate a Purchase Order, the system automatically notifies the BNYM ETF Administrator that a Purchase Order has been received. The BNYM ETF Administrator reviews the terms of the Purchase Order and accepts or rejects the order terms within the system.  The system automatically generates and delivers a written Purchase Order to the AP. Such transmission of the written Purchase Order shall indicate approval of the Purchase Order by the BNYM ETF Administrator. If the BNYM ETF Administrator rejects the order, it will promptly notify the AP through the electronic system of the rejection and the reason(s) for such rejection.

To begin a Purchase Order using the telephonic method, the AP must call the BNYM ETF Administrator at (718) 315-7500 or such other number as BNYM may from time to time designate in writing to the AP. The telephone call must be answered and concluded prior to the Order Cutoff Time. During the telephone call, upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number), the BNYM ETF

Administrator will request that the AP convey the terms of the Purchase Order, including the appropriate ticker symbols for each Fund, and will record such terms on a written Purchase Order in the form attached hereto as Annex II – Part C. After the AP has placed the Purchase Order, the BNYM ETF Administrator will read the terms of the Purchase Order back to the AP and the AP must confirm that the Purchase Order has been taken correctly by the BNYM ETF Administrator. If the AP confirms that the Purchase Order has been taken correctly, the BNYM ETF Administrator will issue a confirmation number to the AP and, before concluding the call, transmit the written Purchase Order (including the confirmation number) to the AP.

Purchase Orders for select Funds, listed in Annex I, may be placed after the closing time of the regular trading session on the Listing Exchange and before 5:30 PM Eastern Time on any Business Day. For such Funds, the Order Cutoff Time will be 5:30 PM Eastern Time. Purchase Orders placed for such Funds, if accepted, will receive the next Business Day’s NAV per Creation Unit.

A PURCHASE ORDER IS COMPLETE WHEN THE BNYM ETF ADMINISTRATOR ISSUES A CONFIRMATION NUMBER AND TRANSMITS THE WRITTEN PURCHASE ORDER.  A PURCHASE ORDER CANNOT BE CANCELED AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS MUST BE CONCLUDED PRIOR TO THE ORDER CUTOFF TIME. CALLS THAT ARE IN PROGRESS OR ARE UNANSWERED IN THE QUEUE AT OR AFTER THE ORDER CUTOFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE APPLICABLE ORDER CUTOFF TIME WILL BE VERBALLY DENIED, AND ANY INCOMING CALLS RECEIVED AFTER THE ORDER CUTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ADMINISTRATOR. ALL TELEPHONE CALLS WILL BE RECORDED AND TIME-STAMPED BY THE BNYM ETF ADMINISTRATOR.

2.           RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed Purchase Order has been placed by the AP not later than the Order Cutoff Time and that the Distributor finds no cause to reject such Purchase Order for the reason(s) listed in Section 3 below, the Distributor will accept the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been accepted  within 45 minutes after the designated Order Cutoff Time on the Order Date (e.g., 4:45 PM ET or 6:15 ET, as appropriate). Once the Purchase Order has been approved by the Distributor, the Distributor signs the written Purchase Order (indicating the time of its signature) and transmits that Purchase Order to the BNYM ETF Administrator.

Until such time as the Distributor confirms acceptance thereof, any Purchase Order remains subject to rejection by the Trust for any reason(s) listed in Section 3 below.

3.           REJECTING OR SUSPENDING PURCHASE ORDERS.

The Trust and the Distributor reserve the absolute right to reject acceptance of a Purchase Order for the following reasons: (i) the order is not in proper form as determined by the Trust, the BNYM ETF Administrator or the Distributor; (ii) subject to Section 4.1 of this Annex II, Part A, the portfolio of Deposit Securities (and/or cash in lieu of names that the AP is not able to deliver in physical form) delivered is not as specified by the Distributor; (iii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Trust or any Fund; (iv) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; or (v) circumstances outside the control of Trust, the Distributor or the Transfer Agent make it impossible to process a Purchase Order. The Distributor shall notify the AP of a rejection of any Purchase Order. The Distributor and the Trust are under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification.

The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

4.           CONTRACTUAL SETTLEMENT.

(a)           Through the CNS Clearing Process:

(1)           Except as provided below, Deposit Securities of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the Custodian on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The “Domestic Contractual Settlement Date” is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the trade date plus three (T +3) Business Days. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued through the CNS system and the payment of the Cash Component and the purchase Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and AP have entered into.

(2)           The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Security with respect to any Domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below). Additional cost, if any, to acquire the omitted securities will be at the expense of the Participant.

(3)           Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(b)           Outside the CNS Clearing Process:

(1)           Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below).  The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The “International Contractual Settlement Date” with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such International Fund are customarily traded.

(2)           Except as provided in the next two paragraphs, a Creation Unit of Shares in any International Fund will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the Subcustodian confirms to the Custodian that the required securities included in the Portfolio Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall will cause the delivery of the Creation Unit of Shares.

(3)           The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies the Distributor that a “cash in lieu” amount will be accepted, the Distributor will notify the AP and the Transfer Agent and the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust which may include any difference between the actual cost to the Trust to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received, any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

(4)           In the event that a Portfolio Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Deposit Securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

5.           CASH PURCHASES.

When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase or where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of such Deposit Security, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Trust’s brokerage, transaction, and other costs associated with using the cash to purchase the requisite Deposit Securities, the AP may be required to pay and additional Transaction Fee or adjustment as advised by the Trust which may include any difference between the actual cost to the Trust to acquire the Deposit Securities and the value of the Deposit Securities had the Deposit Securities been delivered. Such Transaction Fees and additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares

6.           CUSTOM BASKETS.

The Trust has developed procedures for Creations and Redemptions using baskets of Deposit Securities that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a “Custom Basket”). In order for an AP to deliver or receive a Custom Basket to the Distributor or Transfer Agent and the Trust in connection with a purchase or redemption order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, Investment Manager, or Trust must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Purchase Order and the AP must agree to deliver the Custom Basket in connection with the purchase. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the custom creation basket.

ANNEX II -- PART B
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR ELKHORN ETF TRUST

TO PLACE A REDEMPTION ORDER FOR
CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
ELKHORN ETF TRUST

1.           PLACING A REDEMPTION ORDER.

The AP submitting a request to redeem shall submit such request containing the information required by the BNYM ETF Administrator in one of the following manners: (a) through the BNYM ETF Administrator’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (b) by telephone to the BNYM ETF Administrator according to the procedures set forth below. The request so transmitted is hereinafter referred to as the “Redemption Order” and the Business Day on which a Redemption Order is made is hereinafter referred to as the “Order Date.”  NOTE THAT COMMUNICATION THROUGH THE ELECTRONIC ORDER ENTRY SYSTEM OR BY TELEPHONE CALL INITIATES THE ORDER PROCESS BUT DOES NOT ALONE COMPLETE A REDEMPTION ORDER. A REDEMPTION ORDER IS ONLY COMPLETED UPON ISSUANCE OF A CONFIRMATION NUMBER AND TRANSMISSION OF THE WRITTEN REDEMPTION ORDER TO THE AP AS DESCRIBED BELOW.

Redemption Orders may be initiated only on days that the Listing Exchange is open for trading.  Redemption Orders may only be made in whole Creation Units of Shares of each Fund. A Redemption Order may be initiated by an Authorized Person of the AP (of the Trust) before the closing time of the regular trading session on the Listing Exchange, which is ordinarily 4:00 p.m. Eastern Time (the “Order Cutoff Time”). The submission of a Redemption Order by the AP to the BNYM ETF Administrator must include the terms of the Redemption Order, the appropriate ticker symbols for each Fund and the PIN Number of the Authorized Person.

If the AP uses the electronic order entry system to initiate a Redemption Order, the system automatically notifies the BNYM ETF Administrator of the receipt of such Redemption Order. The BNYM ETF Administrator reviews the electronic Redemption Order and accepts or rejects the order terms within the system.  The system automatically generates and delivers a written Redemption Order to the AP. Such transmission of the Redemption Order shall indicate approval of the Redemption Order by the BNYM ETF Administrator. If the BNYM ETF Administrator rejects the order, it will promptly notify the AP through the electronic system of the rejection and the reason(s) for such rejection.

To begin a Redemption Order using the telephonic method, the AP must call the BNYM ETF Administrator at (718) 315-7500 or such other number as the BNYM ETF Administrator may from time to time designate in writing to the AP. The telephone call must be answered and concluded prior to the Order Cutoff Time. During the telephone call, upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number), the BNYM ETF Administrator will request that the AP convey the terms of the

Redemption Order, including the appropriate ticker symbols for each Fund, and will record the terms of the Redemption Order on the form attached hereto as Annex II – Part C. After the AP has placed the Redemption Order, the BNYM ETF Administrator reads the terms of the Redemption Order back to the AP. The AP then must confirm that the Redemption Order has been taken correctly by the BNYM ETF Administrator. If the AP confirms that the Redemption Order has been taken correctly, the BNYM ETF Administrator will issue a confirmation number to the AP and, before concluding the call, will transmit the written Redemption Order (including the confirmation number) to the AP.

Redemption Orders placed after the closing time of the regular trading session on the Listing Exchange, if accepted, will receive the next Business Day’s NAV per Creation Unit.

A REDEMPTION ORDER IS COMPLETE WHEN THE BNYM ETF ADMINISTRATOR ISSUES THE CONFIRMATION NUMBER AND TRANSMITS THE WRITTEN PURCHASE ORDER.  INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS MUST BE CONCLUDED PRIOR TO THE ORDER CUTOFF TIME TO BE PROCESSED ON THE ORDER DATE AND AT THE ORDER DATE’S NAV. FOR CALLS THAT ARE IN PROGRESS OR ARE UNANSWERED IN THE QUEUE AT OR AFTER THE ORDER CUTOFF TIME, THE BNYM ETF REPRESENTATIVE WILL VERBALLY ALERT THE AP THAT THE ORDER CUTOFF TIME HAS PASSED AND THAT THE REDEMPTION ORDER CAN NO LONGER BE PROCESSED ON THE ORDER DATE. ALL TELEPHONE CALLS WILL BE RECORDED AND TIME STAMPED BY THE BNYM ETF ADMINISTRATOR.

2.           RECEIPT OF CONFIRMATION.

Subject to the condition that a properly completed Redemption Order has been placed by the AP not later than the Order Cutoff Time, the Distributor will accept the Redemption Order on behalf of the Trust and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated Order Cutoff Time on the Business Day that the Redemption Order is received (e.g., 4:45 PM ET or 6:15 ET, as appropriate). If a Redemption Order is completed after the Order Cutoff Time on the Order Date, the Distributor will accept the Redemption Order for processing on the next-following Business Day within 45 minutes of receiving the completed Redemption Order.  The Distributor signs the approved written Redemption Order (indicating the time of its signature) and sends it to the BNYM ETF Administrator.

3.           TAKING DELIVERY OF DEPOSIT SECURITIES.

The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account, which must be indicated in the AP’s Standing Redemption Instructions. An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time by writing to the BNYM ETF Administrator and the Trust in a form approved by the Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain an appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable U.S. federal and state securities laws.

4.           CONTRACTUAL SETTLEMENT.

(a)           Through the CNS Clearing Process:

(1)           Except as provided below, the Shares of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the applicable custodian of any Domestic Fund on or before the Domestic Contractual Settlement Date (defined below). The Trust will make available on the Domestic Contractual Settlement Date the Cash Component next determined after acceptance of the Redemption Order, less the applicable Transaction Fee. The “Domestic Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Trust and, the Deposit Securities, any cash in lieu amounts and Cash Component less any fees are delivered by the Trust to the AP (ordinarily trade date plus three (T + 3) Business Days). Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units of Shares and any cash component will be delivered concurrently with the transfer of good title to the Trust of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the Transaction Fee through CNS;

(2)           The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Security with respect to a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the approval of the Board, may adjust the Transaction Fee within the parameters described below to protect ongoing shareholders. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(3)           In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the AP’s undertaking to deliver the missing Shares as soon as possible, which undertaking shall be secured by such AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement procedures, which such procedures shall be provided to the AP by the BNYM ETF Administrator upon request.  The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such Shares and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

(b)           Outside the CNS Clearing Process:

(1)           Except as provided below, the Shares must be delivered to an account maintained at the Custodian on or before the Business Day immediately following the date on which the NAV of the redemption was calculated. The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Component next determined after acceptance of the Redemption Order, less the applicable Transaction Fee (as described in the Prospectus). The “International Contractual Settlement Date” of an International Fund is the earlier of (i) the date upon which all of the Deposit Securities are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2)           Deliveries of redemption proceeds by a Fund generally will be made within three (3) Business Days. Due to the schedule of holidays in certain countries, however, the delivery of in-kind Deposit Securities of International Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

(3)           Except as provided in the next two paragraphs, the Deposit Securities will not be delivered until the transfer of good title to the Trust of the required Creation Unit(s) of Shares has been completed. When the Custodian confirms that the required Shares or, when permitted in the sole discretion of the Trust, the cash collateral has been received by the account, the Custodian will cause the delivery of the Deposit Securities.

(4)           The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies the Distributor that a “cash in lieu” amount will be delivered, the Distributor will notify the AP and the AP shall receive the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust. The AP may also elect to replace any Deposit Securities with a “cash in lieu” amount to the extent that the AP is not authorized to purchase the particular Deposit Securities from the Fund or is not able to sell the particular Deposit Securities in the secondary market, consistent with restrictions in applicable law or the AP’s internal policies and procedures.

(5)           In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares (Order Date +1), the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the AP’s undertaking to deliver the missing Shares as soon as possible, which undertaking shall be secured by such AP’s delivery on Order Date +1 and subsequent maintenance of collateral consisting of cash having a value at least equal to115% of the value of the missing Shares.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement procedures, which such procedures shall be provided to the AP by the BNYM ETF Administrator upon request.  The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such Shares and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

5.           CASH REDEMPTIONS.

In the event that, in the sole discretion of the Trust, cash redemptions are permitted or required by the Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

6.           STANDING REDEMPTION INSTRUCTIONS.

Annex V hereto contains the AP’s Standing Redemption Instructions, which include information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by the Trust pursuant to a Redemption Order.

ANNEX II – PART C
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR ELKHORN ETF TRUST

FORM OF PURCHASE/REDEMPTION ORDER

To be completed by the Transfer Agent with each Purchase Order or Redemption Order:

1.	Name of Transfer Agent: ________________________________________
2.	Name of Authorized Participant: ________________________________________
PIN Number of Authorized Person: ___________________

3.	Type of Order (check one): [ ] Purchase (Creation) [ ] Redemption
Amount (Creation Units):     ___________________

Amount Written Out:   ___________________

4.	Confirmation Number: ___________________

________________________________________________________
Authorized Signature*                                                       Time and Date

To be completed by the Authorized Participant with each Purchase Order or Redemption Order:

The undersigned, as an Authorized Person for the Authorized Participant, hereby certifies that:

[  ] the order terms above are complete and accurate, and that the Authorized Participant accepts and approves this order, OR

[  ] the order terms above are incorrect and the Authorized Participant accepts and approves this order corrected as follows and subject to review and countersignature below by the Transfer Agent:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

________________________________________________________
Authorized Signature*                                                       Time and Date

To be completed by the Transfer Agent if the Authorized Participant has indicated a correction above:

The undersigned has reviewed the correction(s) indicated above and accepts and approves this corrected order on behalf of the Transfer Agent.

________________________________________________________
Authorized Signature*                                                       Time and Date

* Signatures may be conformed if this document is transmitted by electronic mail by the authorized signatory.

ANY PURCHASE ORDER REMAINS SUBJECT TO REJECTION BY THE DISTRIBUTOR OR THE TRUST FOR ANY REASON AS DESCRIBED IN THE SECTION 3 OF ANNEX II.

ANNEX III – PART A
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR ELKHORN ETF TRUST

FORM OF LIST OF CERTIFIED AUTHORIZED
PERSONS OF THE AUTHORIZED PARTICIPANT

The following are the names, titles, signatures , phone numbers, and email addresses of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Authorized Participant Agreement for Elkhorn ETF Trust (the “Agreement”) or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Agreement.

Authorized Participant:

Name:      __________________                                                                                             Name:      __________________
Title:     __________________                                                                                                Title:     __________________

Signature: __________________                                                                                           Signature: __________________
Phone:      __________________                                                                                           Phone:   __________________
Email:  __________________                                                                                                Email:   __________________

Name:      __________________                                                                                             Name:      __________________
Title:     __________________                                                                                                Title:     __________________

Signature: __________________                                                                                            Signature: __________________
Phone:  __________________                                                                                                Phone:  __________________
Email:  __________________                                                                                                 Email:  __________________

Name:      __________________                                                                                             Name:      __________________
Title:     __________________                                                                                                Title:     __________________

Signature: __________________                                                                                            Signature: __________________
Phone:  __________________                                                                                                Phone:  __________________
Email:  __________________                                                                                                 Email:  __________________

Date:    _________________

Certified By: _________________

Name: _________________

Title:   ___________________

ANNEX III- PART B
TO AUTHORIZED PARTICIPANT AGREEMENT
FOR ELKHORN ETF TRUST

[On AP’s Firm Letterhead]
[DATE]
The Bank of New York Mellon
Attn: ETF Services
[___________]
New York, NY [_____]

Re:	Addendum to the Certificate of Authorized Persons for [Name of AP] under the Authorized Participant Agreement for the Elkhorn ETF Trust (the “Agreement”)

Ladies and Gentlemen:

Pursuant to the Agreement, following are the names, titles, signatures, phone numbers, and email addresses of additional Authorized Persons (as defined in the Agreement) of [Name of AP] (the “AP”) authorized to give instructions relating to any activity contemplated by the Agreement or any other notice, request or instruction on behalf of the AP pursuant to the Agreement.  This list of Authorized Persons is an addendum and adds Authorized Persons to the AP’s most recently executed certificate (entitled “Certified Authorized Persons of the Authorized Participant, Elkhorn ETF Trust”) preceding the date set forth above.

Name: Title: Signature: Phone: Email:	Name: Title: Signature: Phone: Email:
Name: Title: Signature: Phone: Email:	Name: Title: Signature: Phone: Email:

Please provide PIN numbers for those listed above.

Very truly yours,

___________________

ANNEX IV
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR ELKHORN ETF TRUST

INTERNATIONAL FUND SUBCUSTODIAN ACCOUNTS FOR
DELIVERY OF DEPOSIT SECURITIES

The Subcustodian accounts into which an AP should deposit the securities constituting the Deposit Securities of each International Fund of Elkhorn ETF Trust are set forth below:

__________________
[Name of Fund]
Account Name:                                __________________
Account Number:                             __________________
Other Reference Number:               __________________

__________________
[Name of Fund]
Account Name:                                __________________
Account Number:                            __________________
Other Reference Number:              __________________

__________________
[Name of Fund]
Account Name:                                __________________
Account Number:                            __________________
Other Reference Number:              __________________

__________________
[Name of Fund]
Account Name:                                __________________
Account Number:                             __________________
Other Reference Number:               __________________

__________________
[Name of Fund]
Account Name:                                __________________
Account Number:                            __________________
Other Reference Number:              __________________

ANNEX V
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR ELKHORN ETF TRUST

THE AP ACCOUNTS
FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which Elkhorn ETF Trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:                     __________________
Account Name:                 __________________
Account Number:             __________________
Other Reference Number: __________________

ANNEX VI
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR ELKHORN ETF TRUST

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the “AP Agreement”).  In the event of any conflict between the terms of this Annex VI and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex VI shall control.

1.           (a) Authorized Participant shall provide to the Transfer Agent a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System.  Authorized Participant  shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System.  The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

              (b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant  for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant ’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.           Transfer Agent grants to Authorized Participant  a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same.  Authorized Participant  shall use the System solely for its own internal and proper business purposes.  Except as set forth herein, no license or right of any kind is granted to Authorized Participant  with respect to the System.  Authorized Participant  acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System.  Authorized Participant  further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers.  Authorized Participant  shall not take any action with respect to the System inconsistent with the foregoing acknowledgments.  Authorized Participant  may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent.  Authorized Participant  may not remove any statutory copyright notice or other notice included in the System.  Authorized Participant  shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3.           (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant  regarding the System is the exclusive and confidential property of Transfer Agent.  Authorized Participant  shall keep the Material confidential by using the same care and discretion that Authorized Participant  uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care.  Authorized Participant  may make such copies of the Material as is reasonably necessary for Authorized Participant  to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy.  The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted.  TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, Authorized Participant  shall return to Transfer Agent all copies of the Material which is in Authorized Participant ’s possession or under its control.

4.           Authorized Participant  agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent.  Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant  and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5.           Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant  and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant  as a direct result of Transfer Agent’s negligence or willful misconduct.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6.           Transfer Agent reserves the right to revoke Authorized Participant ’s access to the System, with written notice, upon any breach by the Authorized Participant  of the terms and conditions of this Annex VI.

7.           Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant  may not claim that such Purchase Order or Redemption Order was received by Transfer Agent.  Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8.           Authorized Participant  agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9.           Authorized Participant  acknowledges and agrees that encryption may not be available for every communication through the System, or for all data.  Authorized Participant  agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant , for the purpose of maintaining, repairing or troubleshooting its systems.